SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                     ----------------------

                            FORM 8-K

          PURSUANT TO SECTION 12, 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 23, 1997

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            WALDEN RESIDENTIAL PROPERTIES, INC.
   (Exact name of Registrant as specified in its Charter)

                          MARYLAND
                (State or other jurisdiction
              of incorporation or organization)

                          1-12592
                  (Commission file number)

                         75-2506197
               (I.R.S. Employer Identification
                           Number)

                     One Lincoln Centre
                 5400 LBJ Freeway, Suite 400
                     Dallas, Texas 75240
            (Address of principal executive offices)


Registrant's telephone number, including area code:  (972) 788-0510




                          Not Applicable
  (Former name or former address, if changed since last report)




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Item 5.   Other Events

     Effective October 23, 1997, Michael E. Masterson has been appointed Chairman of the Board. Marshall B. Edwards, Walden's President and Chief Acquisitions Officer has been appointed to the position of Chief Executive Officer. Mr. Masterson is succeeding Don R. Daseke, who has resigned his positions as Walden's Chairman of the Board and Chief Executive Officer. Both Mr. Daseke and Maxwell Bruce Drever will continue as members of the Board of Directors and have each been named Chairman Emeritus.

     Marshall Edwards has been a Director and has served as the Chief Acquisitions Officer of Walden since 1993. He was elected President on June 8, 1995. Prior to joining Walden, Mr. Edwards was Executive Vice President of NHP Real Estate Corporation and President of NHP Acquisition Corporation, both affiliates of NHP, Inc. Mr. Edwards obtained his M.B.A. from Southern Methodist University.

Michael Masterson was President of Drever Partners, Inc., which merged with Walden earlier this month. At Drever, he was responsible for putting in place the corporation's institutional investor base and the overall administration of the company and its various subsidiaries. During his career, Mr. Masterson was the president of a San Francisco-based portfolio management, investment, and real estate development company and has worked in international real estate research and consulting.
Mr. Masterson graduated from the University of Notre Dame and obtained his M.B.A. from Stanford University.

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                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                WALDEN RESIDENTIAL PROPERTIES, INC.

                                By:   / s /  Mark S. Dillinger
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                                      Mark S. Dillinger
                                      Executive Vice President,
                                      Chief Financial Officer and Director
                                      (Principal Financing and Accounting
                                      Officer)

                                Date: October 31, 1997
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